UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 29, 2026, Global Partners LP (NYSE: GLP) (the “Partnership”) issued a notice of full redemption to the holders of the Partnership’s Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units (NYSE: GLP pr B) (CUSIP No. 37946R307) (the “Series B Preferred Units”) notifying such holders that the Partnership intends to redeem all of its issued and outstanding Series B Preferred Units on July 30, 2026 (the “Redemption Date” and such redemption, the “Redemption”). After the Redemption, Series B Preferred Units will no longer be outstanding and all rights of the holders of Series B Preferred Units will terminate, except the right of such holders to receive the Redemption Price (as defined below). Furthermore, because all of the issued and outstanding shares of Series B Preferred Units are being redeemed, trading of the Series B Preferred Units on the New York Stock Exchange will cease prior to market open on the Redemption Date.

The redemption price will be equal to $25.00 per redeemed Series B Preferred Unit, plus an amount equal to all unpaid and accrued distributions thereon to, but excluding, the Redemption Date, less any applicable tax withholding as required by law (the “Redemption Price”), which will be payable in cash on the Redemption Date. All of the Series B Preferred Units are maintained in book-entry form registered in the name of The Depository Trust Company or its nominee and will be redeemed in accordance with the applicable procedures of The Depository Trust Company or such nominee.

Equiniti Trust Company, LLC is acting as the redemption agent for the Redemption and its address is: 28 Liberty Street, 53rd Floor, New York, New York 10005, Attn: Corporate Actions.

This report does not constitute a notice of redemption of the Series B Preferred Units and this report does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any security. This report contains forward-looking statements as defined under the federal securities laws, including statements regarding the Redemption and amounts to be used for the Redemption. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: June 29, 2026	By:	/s/ Kristin K. Seabrook
Kristin K. Seabrook
Chief Legal Officer and Secretary